Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

SEPARATION AND RELEASE AGREEMENT
    This Separation and Release Agreement (this “Agreement”) is entered into by and between David Harvey (“Employee”) and Wheels Up Partners LLC (the “Company”). In consideration of the material promises contained herein, the parties have mutually agreed on Employee’s amicable separation from the Company as follows:
1.TERMINATION OF EMPLOYMENT
(a)Employee’s last day of employment with the Company will be June 19, 2025 (the “Separation Date”). Employee’s final paycheck will include payment for any earned but unpaid wages for time worked through the Separation Date; Employee’s earned wages will include payment for accrued but unused paid time off (“PTO”) through the Separation Date (to the extent not already paid) if and to the extent required under state law and Company policy.
(b)Employee shall serve as an advisor to the Company for a period of sixty (60) days after the Separation Date, commencing on June 20, 2025 and ending on August 19, 2025 (the “Advisor Term”). During the Advisor Term, Employee shall be available by phone or zoom or e-mail to provide such transition services as are reasonably requested by the CEO of the Company.
(c) Employee’s existing coverage for Employee and his eligible dependents under the Company’s medical, dental and/or vision plans, shall continue through the last day of June, 2025, the month in which the Separation Date occurs. Thereafter, Employee shall have the right to elect to continue coverage under such plan, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Employee shall be advised as to the details of Employee’s rights to continue such coverage under COBRA under separate cover.
(d)In the event Employee elects continuation coverage pursuant to COBRA, for Employee and Employee’s eligible dependents within the time period prescribed pursuant to COBRA, the Company will pay 100% of the COBRA premiums and any related administrative fees for such coverage (at the coverage levels in effect immediately prior to Employee’s separation from service) for a period of twelve (12) months, commencing the first day of the month following the Separation Date (the “COBRA Period”), provided in the event Employee secures employment during the COBRA Period Employee agrees to use commercially reasonable efforts to obtain coverage under such future employer’s medical, dental and/or vision plans and to terminate continuing coverage pursuant to COBRA and to promptly notify the Company.
2.SALARY REPLACEMENT; ADDITIONAL BENEFITS
(a)If Employee executes this Agreement and does not revoke it as provided in Section 6 below, the Company will provide to Employee salary replacement in the aggregate amount of $716,780, less applicable withholdings (the “Salary Replacement”). This Salary Replacement, which represents 52 weeks of Employee's base pay, plus an additional 90 days’ in exchange for Employee’s services during the Advisor Term, shall be payable as salary continuation over the fifteen (15) month period following the Separation Date in accordance with the Company’s normal payroll procedures.
(b)Employee acknowledges and agrees that the Salary Replacement and the other benefits under this Agreement constitute adequate consideration for all of the terms of this Agreement. including without limitation, for any services during the Advisor Term.

(c)Employee shall be eligible to receive a prorated 2025 annual bonus plan payment. This 2025 prorated bonus will be based upon Employee’s target of 125% of Employee’s 2025 salary and 26 weeks of prorated service. The actual bonus payment based upon the target will be subject to the application of the 2025 bonus plan performance metrics. The final 2025 annual bonus plan performance metrics are subject to review and approval by the Company’s board of directors. The bonus payment will be paid in a lump sum to the Employee at the semi-annual payment date in August, 2025 to the extent bonuses are distributed to other similarly situated senior executives of the Company at such time, subject to applicable withholdings, in full satisfaction of the prorated bonus. In the event there is no semi-annual payment to senior executives then, Employee shall be eligible to receive the prorated bonus, calculated as above, when annual bonus payments are made.
(d)In accordance with Section 4 of that certain Performance Award Agreement dated as of May 20, 2024 between the Employee and Wheels Up Experience Inc. (the “Performance Award Agreement”), the Service Vested Percentage of the Performance Award will be 50%, based upon the achievement of the September 20, 2024 and September 20, 2025 anniversaries of the Vesting Commencement Date (but not including, for the avoidance of doubt, any subsequent anniversary of the Vesting Commencement Date), and the total number of Shares or payment in cash as required under Section 3 of the Performance Award Agreement will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. Any percentage of the Performance Award in excess of the Service Vested Percentage, after taking into account the prior sentences, will be forfeited for no consideration. Capitalized terms used, but not otherwise defined in this Section 2(d), shall have the meaning set forth in the Performance Award Agreement.
(e)As of his Separation Date, Employee has accrued flight hours that have been awarded; Employee shall be eligible to use such hours in accordance with the time periods and other rules applicable under Company policy, as may be amended from time to time.
3.RELEASE AND COVENANT NOT TO SUE
(a)Employee hereby knowingly, voluntarily, irrevocably, and completely RELEASES, ACQUITS, AND FOREVER DISCHARGES the Company (including any current or former parent company, subsidiaries, affiliates, predecessors, successors, assigns, agents, employees, plan administrators, representatives, attorneys, insurers, related business entities, and benefit plans, collectively known herein as “Releasees”) from any and all claims, complaints, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses of any nature whatsoever (whether known or unknown), including attorneys’ fees, which Employee ever had, may have, or now has arising from or related to, directly or indirectly, Employee’s employment with the Company, the termination of Employee’s employment or other events occurring through and including the date of Employee’s execution of this Agreement, including, but not limited to:
(i)Title VII of the Civil Rights Act of 1964 (as amended) (“Title VII”), the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990 (“ADA”), the Equal Pay Act, Sections 1981 through 1988 of Title 42 of the United States Code, the Family and Medical Leave Act (“FMLA”), the Employee Retirement Income Security Act (excluding claims for accrued and vested benefits, if any) (“ERISA”), the Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Sarbanes-Oxley Act of 2002, the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the Rehabilitation Act, the Genetic Information Nondiscrimination Act of 2008 (“GINA”), and any other federal law, order, statute, rule, ordinance, or regulation applicable to Employee’s employment;
(ii)any state or local statutes, orders, laws, ordinances, or regulations applicable to Employee’s employment and all other sources of legal rights identified in Exhibit A;

(iii)claims for lost or unpaid wages, compensation, or other benefits claims under applicable law, defamation, intentional infliction of emotional distress, negligent infliction of emotional distress, bad faith action, slander, assault, battery, wrongful or constructive discharge, negligent hiring, retention and/or supervision, fraud, misrepresentation, conversion, tortious interference with property, negligent investigation, breach of contract, or breach of fiduciary duty;
(iv)any claims to benefits under any bonus, severance, outplacement, or similar plan sponsored by the Company (excluding claims for accrued and vested benefits, if any); and
(v)any other claims for alleged unlawful behavior, the existence of which is specifically denied by the Company.
(b)ADEA Waiver. Employee further acknowledges that Employee is knowingly and voluntarily waiving and releasing any and all claims arising under the ADEA (the “ADEA Waiver”). Employee further acknowledges that Employee has been advised by this writing, as required by the ADEA, that:
(i)the ADEA Waiver does not apply to any rights or claims that may arise after the date that Employee signs this Agreement;
(ii)Employee should consult with an attorney prior to signing this Agreement (although Employee may choose voluntarily not to do so);
(iii)Employee has twenty-one (21) days to consider this Agreement (although Employee may choose to voluntarily to sign this Agreement sooner), as set forth in more detail in Section 6;
(iv)Employee has seven (7) days following the date Employee signs this Agreement to revoke the ADEA Waiver (by providing written notice of Employee’s revocation sent to and received by Brian Kedzior at the address set forth in Section 6; and
(v)the ADEA Waiver will not be effective until the date upon which the Revocation Period (as that term is defined in Section 6) has expired, which will be the eighth day after the date that this Agreement is signed by Employee provided that Employee does not revoke it. Employee understands that if Employee revokes any portion of this Agreement, the entire Agreement will be null and void, and the Company will have no obligation whatsoever to Employee under this Agreement.
(c)Employee understands that the release herein includes a release of all known and unknown claims, suspected or unsuspected, past or present, which Employee has or may have against any of the Releasees under any state or local statute, executive order, regulation, common law and/or public policy relating to unknown claims.
(d)Employee acknowledges that this Agreement constitutes a full SETTLEMENT, ACCORD AND SATISFACTION of all claims covered by the release provisions of this Section. Employee also covenants not to sue or file, or assign to others the right to file, any complaint or claim against the Company or any of the Releasees with any court based on any act or omission arising or occurring prior to the date of Employee’s execution of this Agreement, whether known or unknown at the time of execution. Except as set forth herein, Employee also waives any right to recover individual relief in any civil suit or proceeding brought by Employee or on Employee’s behalf against the Company or any of the Releasees. Notwithstanding the foregoing, nothing in this Agreement shall be construed to prohibit or prevent Employee from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in any investigation or proceeding conducted by the Equal Employment

Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, law enforcement, or any other federal, state or local agency charged with the enforcement of any employment laws. However, by signing this Agreement, Employee is waiving any right to individual relief (including backpay, front-pay, reinstatement or other legal or equitable relief) in any charge, complaint, lawsuit or other proceeding brought by Employee or on Employee’s behalf by any third party, except for any right Employee may have to receive a payment or award from a government agency (and not the Company or any of the Releasees) for information provided to the government agency or where such a waiver of individual relief is otherwise prohibited. In addition, nothing in this Agreement limits or affects Employee from exercising rights, if any, under Section 7 of the National Labor Relations Act of 1935 (“NLRA”) or similar state law to engage in protected, concerted activity with other employees.
(e)Employee and the Company acknowledge that the above release and waiver of claims shall not apply to:
(i)claims that either party might make to enforce the terms of this Agreement;
(ii)claims for Employee’s vested benefits pursuant to applicable plans, if any;
(iii)Employee’s right, if applicable, to continue healthcare insurance under COBRA;
(iv)Employee’s right to receive benefits for unemployment or workers’ compensation benefits;
(v)Employee’s right to pursue any rights or claims that may arise after Employee signs this Agreement;
(vi)Employee’s right to challenge the validity or knowing and voluntary nature of this Agreement under the ADEA or OWBPA;
(vii)any other claims that, under controlling law, may not be released by private settlement.
(f)Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Employee waives the right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Company or any other Releasee identified in this Agreement and General Release is a party.
4.CONFIDENTIALITY AND NON-DISPARAGEMENT
(a)Confidentiality of this Agreement. Employee agrees that this Agreement and its terms are confidential and will not be disclosed by Employee at any time, under any circumstances, without the express written consent of the Company. However, nothing in this Section shall prohibit Employee from disclosing the existence and the terms of this Agreement if legally compelled to do so or from disclosing or discussing this Agreement with his or her spouse, attorneys, or tax advisors, or a governmental agency, any of such parties (with the exception of a governmental agency) must be informed of and agree to be bound by the confidentiality provisions contained in this Agreement before Employee discloses any information to them about this Agreement.
(b)Confidentiality of the Company’s Trade Secrets and Confidential Information.
(i)Employee understands and agrees that in the course of Employee’s employment with the Company, Employee has acquired confidential information, trade secrets, proprietary data and other non-public information concerning the business, professional and/or personal affairs, activities and operations of the Company, and the Company’s plans, methods of doing business, practices, procedures, customers and suppliers, as well as confidential information disclosed to the Companies from time to time by third parties, any or all of which (the “Confidential Information”).

(ii)Employee understands and agrees it would be extremely damaging to the Company if Confidential Information were disclosed to a competitor or made available to any other person or corporation. Employee understands and agrees that the Confidential Information has been provided to the Employee in confidence, and Employee further understands and agrees that the Employee has obtained Confidential Information in a fiduciary relationship of trust and confidence and that the Employee will keep the Confidential Information strictly and completely secret and confidential for all time, both now and hereafter, and that Employee will not disclose it in any way, directly or indirectly, or otherwise use for Employee’s benefit or for the benefit of any third party any part or all of the Confidential Information.
(iii)By signing this Agreement, Employee hereby acknowledges that Employee is bound by certain restrictive covenants set forth in Employee’s Confidentiality and Restrictive Covenants Agreement dated as of May 5, 2025, which includes, among other things, a twelve (12) month non-compete restriction and twelve (12) month non-solicitation and non-interference restriction, and any other post-termination restrictive covenant agreement Employee entered into at any time with the Company. Employee hereby reaffirms such restrictive covenants and acknowledges and agrees that such covenants are incorporated herein by reference, shall survive the termination of Employee’s employment with the Company and shall remain in full force and effect. In addition, Employee agrees to continue to honor all confidentiality commitments of the Company known to Employee and owed to any third parties. Employee further acknowledges that the federal Defend Trade Secrets Act (“DTSA”) provides that an individual shall not be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined in the federal Economic Espionage Act) that is made in confidence to a government official or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, Employee acknowledges that the DTSA provides that an individual who files a retaliation lawsuit against an employer for reporting a suspected violation of law may disclose a trade secret to his/her attorney and use the trade secret information in court, but only if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.
(c)Non-Disparagement; Public Statements. Employee agrees that Employee will not make, directly or indirectly, to any person or entity, including any member of the public and/or the press, any negative or disparaging oral or written statements by any means, including on social media, about the Company or any of the Releasees or their products or services or employees. Employee further agrees that Employee will refrain from identifying himself as a representative of the Company in any capacity following the Separation Date, other than as an advisor during the Advisor Term, including on social media or otherwise publicly; Employee will clear any public statements about Employee’s employment and his separation from employment with the Company. However, nothing in this paragraph shall preclude Employee from testifying if required by law to testify in a proceeding or complying with any other law.
5.RETURN OF COMPANY PROPERTY
By signing this Agreement, Employee acknowledges that Employee has returned to the Company, or has made arrangements to return to the Company, all of the Company’s property in Employee’s possession, custody and control obtained as a result of employment with the Company, except those items that the Company specifically agrees in writing to permit Employee to retain. Such property includes, but is not limited to, the original and any copy (regardless of the manner in which it is recorded) of all documents provided by the Company to Employee or which Employee developed or collected in the scope of Employee’s employment, as well as all Company-issued equipment, supplies, accessories, keys, access cards, computers, cell phones, disks, tapes, software, materials, files, or records. If Employee has electronic files or backup copies of Company records, data or information, Employee must return or destroy (at Company’s election) such electronic or backup copies.
6.CONSIDERATION AND REVOCATION PERIODS, OTHER INFORMATION
(a)Consideration Period. Employee and the Company acknowledge and agree that Employee has been given at least twenty-one (21) calendar days from the time that Employee receives this Agreement and any attached information to consider the terms of this Agreement before signing it (“Consideration Period”). Employee must return this signed Agreement to the Company’s representative set forth below within the Consideration Period but not prior to the Separation Date. If Employee signs this Agreement before the full 21-day Consideration Period has expired, Employee acknowledges that Employee is knowingly and voluntarily waiving the remainder of the 21-day Consideration Period, if any, after carefully considering its terms.
Revocation Period. Additionally, Employee understands that Employee may revoke this Agreement within seven (7) calendar days following the date Employee signs this Agreement (“Revocation Period”). To be effective, such notice of revocation must be received by the Company by no later than 5:00 PM local time on the seventh (7th) calendar day following the date Employee signs and delivers this Agreement to the Company. Any revocation within this period must be submitted, in writing, and state, “I hereby revoke my acceptance of our agreement and general release.” Provided that Employee does not revoke this Agreement within the Revocation Period, this Agreement shall be effective and enforceable on the day after the end of the Revocation Period (the “Effective Date”). Employee should return this signed Agreement and any written revocation notice by e-mail or mail to:

If by mail:	Brian Kedzior Wheels Up Partners LLC 2135 American Way Chamblee, GA 30341
If by e-mail:	HR@wheelsup.com
7.REMEDIES FOR BREACH
    The Company’s obligations under this Agreement are contingent upon Employee’s compliance with all terms and conditions provided for herein. Employee acknowledges that the damages in the event of a breach of any term, condition or covenant in this Agreement would be extremely difficult to calculate. As such, in the event Employee breaches any term, condition or covenant in this Agreement, Employee agrees that the Company may be entitled to recover all payments already made under this Agreement as liquidated damages (and not as a penalty) and cease payment of any as of yet unpaid severance – except that the Company will not seek to recover the first $500 worth of severance pay provided to employee, which Employee may retain and agrees will constitute full and adequate consideration for the release and waiver of claims in this Agreement – in addition to injunctive relief by temporary restraining order, temporary injunction and/or permanent injunction, recovery of attorney’s fees and costs incurred by the Company in obtaining such relief where allowed by law, and any other legal or equitable relief to which the Company may be entitled. Injunctive relief will not exclude other remedies that might apply. Should either party institute an action to enforce the terms of this Agreement, the prevailing party shall be entitled to its reasonable attorneys’ fees and costs. Because of certain language in the OWBPA and associated regulations, this paragraph does not apply to claims Employee might have to challenge the knowing and voluntary nature of this Agreement under the ADEA and OWBPA.

8.MISCELLANEOUS
(a)Scope of Agreement. This Agreement shall accrue to the benefit of and be binding upon the parties hereto, their respective successors, agents and permitted assigns, and as to Employee, his or her spouse, heirs, legatees, administrators, and personal representatives. Employee may not assign his or her rights or obligations under this Agreement without the prior written consent of the Company.
(b)Applicable Law. This Agreement shall be interpreted, enforced, construed, and governed under the laws of the state where Employee last regularly worked for the Company (as reflected in the Company’s Human Resource Information System of record) without reference to any conflict of laws principles thereof.
(c)Non-Admission. This Agreement is not, and shall not be construed as, an admission by the Company of any wrongdoing or illegal acts or omissions, and the Company expressly denies that it engaged in any wrongdoing or illegal or acts or omissions with respect to Employee’s employment or the separation of Employee’s employment. Employee hereby represents and agrees that Employee shall not, directly or indirectly make any written or oral statements, suggestions or representations that the Company has made or implied any such admission.
(d)Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto, superseding and replacing all prior negotiations, understandings, representations and agreements, written or oral, except that Employee’s post-termination obligations under any previously-signed confidentiality or restrictive covenant agreements entered into by Employee with the Company shall remain in full force and effect. No modification, amendment, waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either of the parties unless confirmed by a written instrument signed by Employee and an officer of the Company. No waiver by any party of any term or provision of this Agreement or of any default hereunder shall affect such party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.
(e)Employee Acknowledgements. Employee acknowledges and affirms that Employee has (i) been paid and/or received all wages, commissions, bonuses, leave (paid or unpaid), separation pay, vacation pay, or any other compensation, benefits, payment or remuneration of any kind or nature with receipt of Employee’s final paycheck except as provided in this Agreement; (ii) reported to the Company any and all work-related injuries or illnesses incurred by Employee during Employee’s employment with the Company; (iii) been properly provided any leave of absence because of any health condition of Employee or any family members, and has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; and (iv) not raised a claim, including but not limited to, unlawful discrimination, harassment, sexual harassment, abuse, assault, or other criminal conduct, or retaliation, in a court or government agency proceeding, in an alternative dispute resolution forum, or through the Company’s internal compliant process, involving the Company or any of the Releasees.
(f)Severability. The provisions of this Agreement are severable, and if any provision of this Agreement (except the release and waiver of claims) shall be held void, voidable, invalid or unenforceable , no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein. If the release and waiver of claims is found to be unenforceable, the parties agree to seek a determination by a court of competent jurisdiction as to the rights of the parties, including whether Employee is entitled to retain the benefits paid to Employee under this Agreement.
(g)Counterparts and Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed one agreement binding on each of the parties hereto, regardless of whether each party hereto is a signatory to the same counterpart. The parties also agree that this Agreement may be executed by original signature or electronic signature. By using an electronic signature option, Employee and the Company agree and intend to be bound by an electronic signature of the other in the same manner as the use of a signature affixed by hand. Although neither Employee nor the Company are required to electronically sign this Agreement, by using an electronic signature option, the parties are agreeing to conduct this transaction by electronic means. For purposes of this Agreement, facsimile or scanned signatures in lieu of original signatures are also acceptable.
(h)Proper Construction. The language in all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties. As utilized in this Agreement, the term “or” shall be deemed to include the term “and/or” and the singular or plural number shall be deemed to include the other, whenever the context so indicates or requires. The section and subsection headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify, or otherwise be used in the interpretation of any of the provisions hereof.
9.EXPIRATION OF OFFER AND EFFECTIVE DATE OF AGREEMENT
Employee understands that the offer contained in this Agreement is considered withdrawn if Employee has not signed this Agreement and returned it to Company on or before the conclusion of the Consideration Period. This Agreement becomes effective after it has been signed by both Employee and Company and provided the revocation period described below has expired and Employee has not revoked Employee’s acceptance of this Agreement.
10.ADVICE OF COUNSEL, ACKNOWLEDGMENT OF KNOWING AND VOLUNTARY WAIVER
    Employee hereby represents and warrants that:
(a)    Employee has CAREFULLY READ THIS AGREEMENT AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT;
(b)    Employee has been ADVISED IN WRITING BY THE COMPANY and had an OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE AS TO THE TERMS OF THIS AGREEMENT to the full extent that Employee desired before signing this Agreement;
(c)    Employee understands, through signing this Agreement, Employee is FOREVER RELEASING the Company and the Releasees from any and all claims arising prior to the date of execution of this Agreement by Employee, including claims under the ADEA and OWBPA;
(d)    Employee has had the opportunity to REVIEW AND CONSIDER THIS AGREEMENT FOR TWENTY-ONE (21) DAYS FROM EMPLOYEE’S RECEIPT OF THE AGREEMENT AND ANY ATTACHED INFORMATION, AND HAS SEVEN (7) DAYS AFTER SIGNING THE AGREEMENT TO REVOKE IT;
(e)    In signing this Agreement, EMPLOYEE DOES NOT RELY ON NOR HAVE THEY RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT by the Company or by any of the Company’s agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise;
(f)    Employee agrees that any modifications, material or otherwise, made to this agreement and general release, do not restart or affect in any manner the original up to twenty-one (21) calendar days Consideration Period.
(g)    Employee was not coerced, threatened, or otherwise forced to sign this Agreement, and Employee is acting VOLUNTARILY, DELIBERATELY, AND OF EMPLOYEE’S OWN FREE WILL

IN SIGNING THIS AGREEMENT, and with ALL INFORMATION NEEDED TO MAKE AN INFORMED DECISION to enter this Agreement; and
(h)    The Company has provided Employee with the opportunity to ask any questions regarding this Agreement, and provided notice of and an opportunity to retain an attorney, or Employee is already represented by an attorney.
(i)    Employee freely and knowingly, and after due consideration, enters into this Agreement and general release intending to waive, settle, and release all claims Employee has or might have against Releasees.

IN WITNESS WHEREOF, the undersigned have signed and executed this Agreement on the date first above written as an expression of their intent to be bound by the foregoing terms of this Agreement.

COMPANY		EMPLOYEE
Signed:	/s/ Brian Kedzior	Signed:	/s/ David Harvey
Printed Name:	Brian Kedzior	Printed Name:	David Harvey
Title:	Chief People Officer	Address:	[***]
		Email Address:	[***]
Date:	6/18/2025	Date:	6/18/2025

Exhibits:

Exhibit A: State Statutes And Other Sources Of Legal Rights Incorporated By Reference In The General Release Section Of The Separation Agreement

EXHIBIT A
STATE STATUTES AND OTHER SOURCES OF LEGAL RIGHTS INCORPORATED BY REFERENCE IN THE GENERAL RELEASE SECTION OF THE SEPARATION AGREEMENT

Georgia
The Georgia AIDS Confidentiality Act, O.C.G.A. § 24-9-47;
The Georgia Equal Pay Act, O.C.G.A. § 34-5-1, et seq.;
The Georgia Age Discrimination in Employment Act, O.C.G.A. § 34-1-2;
The Georgia Equal Employment for Persons with Disabilities Code, O.C.G.A. § 34-6A-1, et seq.;
The Georgia Wage Pay and Work Hour Laws;
The Georgia minimum wage, recordkeeping, and payday statutes, O.C.G.A § 34-4-3, § 34-2-11, and §34-8-2
The Georgia Military Leave and Reemployment Law, O.C.G.A. § 38-2-280, et seq.;
The City of Atlanta Anti-Discrimination Ordinance, Part II, Chapter 94, Article 11, Section 94-10, et seq.;